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                                                                   EXHIBIT 10.15



                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                        IMPACT TELEMARKETING GROUP, INC.

                                      AND

                                Edward A. DuCoin

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of __________________, 1997, by and between Impact Telemarketing Group, Inc., a New Jersey corporation (the "Company"), and Edward A. DuCoin ("Employee").

                              PRELIMINARY RECITALS

          A. Reference is made to that certain Stock Purchase Agreement dated as of ___________________, 1997 (the "Purchase Agreement"), by and among the Company, Impact Telemarketing, Inc. ("IT"), Compass International Services Corporation, a Delaware corporation ("Compass"), and the Stockholders of the Company and IT identified on Schedule A to the Purchase Agreement, providing for the purchase by Compass of all of the issued and outstanding stock of the Company and IT.

          B. The Company and IT provide outbound and inbound telemarketing services to national and regional companies throughout the United States (the "Business").

          C. Employee has been a substantial owner of the Company and IT since their inception, and has extensive knowledge and a unique understanding of the Business and has developed longstanding business relationships with customers and other business constituencies who are involved in the Business of the Company and IT.

          D. The Company desires to employ Employee, and Employee desires to be employed by the Company, all under the terms and conditions set forth herein.

          E. It is a condition to the consummation of the Purchase Agreement that the Company and Employee enter into this Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Employment.

               1.1 Engagement of Employee. The Company agrees to employ Employee as President and Chief Executive Officer ("CEO") of the Company and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

               1.2 Duties and Powers. At all times during the Employment Period (as defined herein), Employee will serve as the Company's President and CEO and will have such responsibilities, duties and authority, and will render such services for the Company and its affiliates, as the Board of Directors of Compass (the "Board") shall from time to time reasonably direct; provided, however, that such duties and responsibilities, duties,
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          authority and services shall be commensurate with the position of
          President and CEO of the Company. Employee agrees diligently and faithfully to serve the Company and to devote Employee's best efforts, highest talents and skills and full time and attention to the furtherance and success of the Business.

               1.3 Employment Period. Employee's employment under this Agreement shall be for a period of five years beginning as of the date of this Agreement (the "Initial Employment Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least ninety (90) days prior to the termination of any such period, stating its/his desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section
          1.5 below.

               1.4 Place of Employment. Employee's services hereunder shall be rendered at such locations in the greater Philadelphia metropolitan area as shall be determined by the Board, subject to such travel as may be reasonably required in connection with the Business. Employee shall not be required to relocate to any other area without his consent.

               1.5 Termination of Employment for Cause, Death or Disability. The Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically be terminated upon the death or the Disability (as hereinafter defined) of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to Section 6.7 hereof, in the case of termination for Cause, or immediately upon the death or Disability of Employee, and the Employment Period shall terminate as of the effective date of such termination.

               "Cause," as used herein, means the occurrence of any of the following events:

                    (i) final non-appealable conviction of (A) a felony or (B)
               any crime involving moral turpitude;

                    (ii) the willful failure of Employee to comply with
               reasonable and lawful directions of the Board after (A) written notice is delivered to Employee describing such willful failure and (B) Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 60 days);

                    (iii) the good faith determination by the Board in the
               exercise of its reasonable judgment that Employee has committed an act or acts in the course of his employment constituting fraud or misappropriation of material Company property;

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                    (iv) a material breach by Employee of any of the terms,
               conditions or covenants set forth in Section 3 of this Agreement; or

                    (v) a material breach by Employee of any of the terms or
               conditions of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) Employee has failed to cure or take substantial steps to cure such breach after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 60 days).

               Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 120 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the Board will, if available, take into consideration the expert medical opinion of a physician mutually agreed upon by Employee and the Company, after such physician has completed an examination of Employee. Employee agrees to make reasonable efforts to make himself available for such examination upon the reasonable request of the Company.

          2.   Compensation and Benefits.

               2.1 Salary. In consideration of Employee performing his duties under this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $110,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Compensation Committee of the Board (the "Compensation Committee"), in its sole discretion, and in any event will be increased on January 1 of each year beginning January 1, 1999 to reflect corresponding increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, all items (1982-88=100). If warranted by the growth of the Business, in the sole judgment of the Compensation Committee, the Base Salary will be increased as of January 1, 1999 to the level of the Base Salary of the other CEO's of the Founding Companies (as defined in the Purchase Agreement). If the Employment Period is terminated pursuant to Section 1.5 above or for any other reason, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee, and all such prorated Base Salary which remains unpaid, together with accrued but unused vacation and sick pay, if any, shall be paid by the Company to Employee within five days after the effective date of termination of the Employment Period.

               2.2 Bonus. Employee shall participate in Compass' Executive Compensation Program (the "Bonus Program"), under which Employee shall be eligible to earn an annual bonus of up to 100% of Employee's Base Salary based upon such factors as (i) the financial performance of the Company, (ii) the financial performance of Compass, and/or (iii) the achievement of personal performance goals. The criteria and/or goals for

                                      -3-
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          the Bonus Program shall be established by the Compensation Committee at the beginning of each fiscal year after consultation with Employee. All bonuses awarded to Employee hereunder shall be payable in accordance with Company policy. If the Employment Period is terminated pursuant to Section 1.5 above then the foregoing bonus for any partial year will be determined based on annualizing results to the date of the termination and will be prorated based upon the number of days elapsed in such year during which services were actually performed by Employee, and shall be paid within five days of the effective date of such termination of the Employment Period.

               2.3  Compensation After Termination of Employment.

                    (a) If the Company shall terminate Employee's employment
               during the Employment Period for any reason (other than for Cause pursuant to Section 1.5 of this Agreement), or if Employee shall voluntarily terminate his employment during the Employment Period and within 60 days after a Constructive Termination (as defined below), Employee shall be entitled to receive severance compensation equal to (A) the amount of his Base Salary for a period of two years commencing on the last day of the Employment Period (the "Severance Period"), (B) (i) if permitted under Company's group health insurance coverage, continuation at the cost of Company of coverage thereunder for Employee and, if dependent coverage is then in effect, his covered dependents (subject to such changes in coverage as shall apply to Company's employees generally and provided that if the cost of dependent coverage prior to termination of employment was being paid by Employee, such cost shall continue to be payable by Employee) or
               (ii) if not so permitted, reimbursement by the Company of the premiums for group health insurance coverage otherwise payable by Employee under COBRA, until the end of the Severance Period or until other employment is obtained, whichever occurs first, and
               (C) his pro rated bonus, as determined by the Compensation Committee in its good faith judgement, for the period of any partial fiscal year immediately preceding the termination date in accordance with Section 2.2. above ((A), (B) and (C) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) and (B)(ii) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the first 60 days of the Severance Period. The Severance Benefits payable under (C) above shall be paid in a lump sum in accordance with Section 2.2 above. It shall be a condition to Employee's right to receive the Severance Benefits that (i) Employee shall execute and deliver to the Company a written separation agreement, in form and substance reasonably satisfactory to the Company (but not inconsistent with this Agreement), which agreement shall, among other things, contain a general release by Employee of all claims arising out of Employee's employment or termination of employment (but excluding claims for indemnification for third party claims pursuant to the Company's articles of incorporation and/or bylaw), and (ii) Employee shall be in compliance with all of Employee's obligations which expressly survive termination hereof, including without limitation those arising under Sections 3 and 4 hereof. In addition, the Company may, as a condition to such Severance Benefits, require that Employee provide consulting services to the Company on a reasonable basis during the first

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               60 days of the Severance Period, provided that the timing of such consulting services shall not unreasonably interfere with Employee's ability to obtain other full-time employment. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Cause (except for the payments required under Section 2.1). Except as expressly provided above, no fringe or other employee benefits shall be payable during or after the Severance Period.

                    (b) If Employee's employment shall be terminated pursuant to
               Section 1.5, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the effective date of the termination of the Employment Period (except for the payments required under Section 2.1), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Sections 3 and 4 hereof at law or in equity).

                    (c) For the avoidance of doubt, Severance Benefits shall not be payable if Employee's employment is terminated by reason of his death or Disability, but shall continue to be payable during the Severance Period if his employment is terminated without Cause or by reason of Constructive Termination and he subsequently dies or becomes disabled.

                    (d) "Constructive Termination" as used herein, shall be
               deemed to have occurred if the Company (i) demotes Employee to a position below that of President and CEO of the Company or assigns the Employee duties and responsibilities that are not commensurate with such position, (ii) reduces Employee's Base Salary or materially reduces his employee benefits and prerequisites, taken in the aggregate, or (ii) requires Employee to relocate in violation of Section 1.4.

               2.4 Benefits, Expenses and Pension Plan. During the Employment Period, the Company agrees to provide to Employee such fringe and other employee benefits as are generally provided, from time to time, to senior officers of the subsidiaries of Compass (upon no less favorable terms as provided to such officers), including without limitation, vacation, health and insurance benefits, and the opportunity to participate in the Compass Stock Option Plan and Compass Stock Purchase Plan. The Company shall retain the right to discontinue or modify any employee benefit program at any time. The Company will reimburse Employee in accordance with Company policy for his normal out-of-pocket expenses incurred in the course of performing his duties hereunder.

          3.   Covenants.

               3.1  Employee's Acknowledgment.  Employee acknowledges that:

                    (i) the Company is and will be engaged in the Business
               during the Employment Period and thereafter;

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                    (ii) Employee is one of a limited number of persons who will manage the Business;

                    (iii) Employee will occupy a position of trust and
               confidence with the Company after the date of this Agreement, and during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

                    (iv) the agreements and covenants contained in this Section
               3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

                    (v) Employee's employment with the Company has special,
               unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

                    (vi) Employee has means to support himself and his
               dependents other than by engaging in the Business, or a business substantially similar to the Business, and the provisions of this
               Section 3 will not impair such ability.

               3.2 Non-Compete. Employee hereby agrees that during the Employment Period and through the period ending with the second anniversary of the last day of the Employment Period (collectively, the "Restrictive Period"), he shall not, for any reason whatsoever, directly or indirectly, whether individually or as an officer, director, shareholder, owner, partner, joint venturer, employee, independent contractor, consultant or advisor to or of any entity, or in any other capacity:

                    (i) engage, participate or invest in any business which is competitive with the Business anywhere in the United States of America (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in up to 5% of the outstanding stock of any competing corporation that is publicly-traded and listed on a recognized national, international or regional securities exchange or traded in the U.S. over-the-counter market, but only if Employee is not actively involved in and does not render consulting services to the business of said corporation,

                    (ii) sell or provide any competitive products or services
               to, or solicit for the purpose of selling or providing any competitive products or services to, any person or entity that was a customer of the Company at any time during the one-year period ending on the last day of the Employment Period (the "Termination Date") or that was known by Employee to have been actively being solicited by the Company to become a customer of the Company at any time during such period,

                    (iii) solicit for employment or engagement, or influence or induce to leave the Company's employment, or knowingly cause to be employed or engaged, any person who is employed or engaged by the Company in a managerial capacity on the Termination Date or during the Restrictive Period, unless such person has been out of the employ of the Company for at least 180 days; provided, that the Employee shall be permitted to solicit and hire any member of his immediate family, or

                    (iv) enter into, or call upon or request non-public
               information for the purpose of entering into, an Acquisition Transaction with any entity with respect to which Company has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the six-month period immediately preceding the Termination Date.

               For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination.

               3.3 Intellectual Property Rights. Employee will promptly communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any reasonable action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in Section 101 of the Copyright Act, 15 U.S.C.(S)101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termination thereof.

               3.4 Interference with Relationships. Other than in the performance of his duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, solicit or intentionally encourage any present or

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

          future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company.

               3.5 Confidential Information. Other than in the performance of his duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, employees, customers, suppliers, pricing, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by Compass, the Company or any other subsidiary of Compass in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company and Compass.

               3.6 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

               3.7 Return of Company Materials Upon Termination. Employee acknowledges that all price lists, sales manuals, catalogs, binders, customer lists and other customer information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return immediately to the Company all such items, together with all copies thereof, in Employee's possession.

               3.8 Remedies. Employee acknowledges and agrees that the covenants set forth in this Section 3 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches or threatens to breach any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages.

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          Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any damages which it is able to prove.

               3.9 Company. For purposes of this Section 3, the term "Company" shall include the Company and its respective subsidiaries, affiliates, permitted assignees and any permitted successors in interest of the Company or its subsidiaries or affiliates.

          4. Effect of Termination. If Employee or the Company should terminate Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in Sections 2.3, 3, 4, 5 and 6 hereof shall remain in full force and effect.

          5. Income Tax Treatment. Employee and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he will treat all such amounts as required pursuant to all applicable tax laws and regulations.

          6.   Miscellaneous.

               6.1 Life Insurance. The Company may at its discretion and at any time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Employee in such amounts and in such form or forms as the Company may choose. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be reasonably and customarily required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall have no interest whatsoever in any such policy or policies, except that, upon the termination of Employee's employment hereunder, Employee may purchase any and all such insurance from the Company for an amount equal to the actual premiums thereon previously paid by the Company.

               6.2 Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement upon written notice to Employee (i) to any affiliate of the Company to which the Business of the Company is assigned at any time (provided that the Company and Compass shall remain liable for all obligations of Company hereunder) or any surviving entity following any merger or consolidation of the Company and any other entity or (ii) in connection with the sale of the Business by the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, permitted successors and assigns of the parties hereto whether so expressed or not.

               6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts

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          all prior oral or written understandings and agreements, with respect to the subject matter hereof.

               6.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               6.5 Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

               6.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New Jersey, without giving effect to provisions thereof regarding conflict of laws.

               6.7 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a nationally recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a nationally recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

                    (a) If to Employee:

                    Mr. Edward A. DuCoin
                    c/o Impact Telemarketing Group, Inc.
                    15 East Center Street
                    Woodbury, NJ 08090

                    with a copy to:

                    Robert Amron
                    1236 Brace Road, Suite K
                    P.O. Box 2626
                    Cherry Hill, NJ 08034-0219

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                    (b)  If to the Company:

                    Impact Telemarketing Group, Inc.
                    c/o Compass International Services Corporation 5 Independence Way, Suite 300
                    Princeton, NJ  08540
                    Attention: President

                    with a copy to:

                    Compass International Services Corporation
                    5 Independence Way, Suite 300
                    Princeton, NJ 08540
                    Attention: President

                    with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe, Suite 1600
                    Chicago, IL 60661
                    Attention:  Howard S. Lanznar, Esq.

               or to such other address or facsimile number or to the attention of such other person or entity as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) five business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

               6.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

               6.9 Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

               6.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

               6.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Section 3 as to which the parties

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          shall have the right to apply for relief in any court of competent jurisdiction, shall be resolved by arbitration in Philadelphia, Pennsylvania, in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. Without limiting the generality of the foregoing sentence, the claims to which this provision shall apply include, but are not limited to: (i) any claims arising out of or related to this Employment Agreement or breach thereof; (ii) any claims arising under any federal, state, or local statute or the common law of any state, regarding compensation or employee benefits, or discrimination, retaliation, harassment, or denial of equal employment opportunity based on sex, race, color, religion, national origin, disability, age, marital status, or any other category protected by law; (iii) any claims arising under the common law of the United States or any state relating to Employee's employment with Company, including without limitation claims alleging negligence, defamation, public policy, tort, infliction of emotional distress, fraud, or misrepresentation; or (iv) any civil claims that Company may have against Employee relating to Employee's employment with Company. Anything herein to the contrary notwithstanding, this
          Section 6.11 shall not apply to: (i) any claim by Employee for workers compensation benefits or unemployment compensation benefits; or (ii) any claim by Company for injunctive or equitable relief, including without limitation claims related to the enforcement of Section 3 hereof, which may be brought in any court of competent jurisdiction. Employee and Company expressly waive any right to resolve any dispute covered by this Section by filing suit in court for trial by a judge or jury. The arbitrator shall include in any award in the prevailing party's favor costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Except as provided above, each party to the arbitration shall bear his or its own attorney's fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  COMPANY:

                                  IMPACT TELEMARKETING GROUP, INC.

                                  By:
                                     --------------------------------------


                                  Its:
                                      -------------------------------------


                                  EMPLOYEE:


                                  -----------------------------------------
                                  Edward A. DuCoin

          For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby unconditionally guarantees the payment and performance of the obligations of the Company hereunder.

                                  COMPASS INTERNATIONAL SERVICES CORPORATION


                                  By:
                                     --------------------------------------
                                  Its:
                                      -------------------------------------